Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Warner Bros. Discovery, Inc.

(Exact Name of Registrant as Specified in its Charter)

Discovery Communications Benelux B.V.

(Exact Name of Registrant as Specified in its Charter)

Discovery Communications, LLC

(Exact Name of Registrant as Specified in its Charter)

Scripps Networks Interactive, Inc.

(Exact Name of Registrant as Specified in its Charter)

WarnerMedia Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to Be Carried Forward

Warner Bros. Discovery, Inc.

Primary Offering

Fees to Be Paid	Equity	Series A Common Stock(1)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to Be Paid	Equity	Preferred Stock(1)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to Be Paid	Debt	Debt Securities(1)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to Be Paid	Other	Warrants(1)(3)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to Be Paid	Other	Depositary Shares (1)(4)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to Be Paid	Other	Purchase Contracts (1)(5)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to Be Paid	Other	Units (1)(6)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to Be Paid	Other	Guarantees (1)(7)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	N/A	—	—	—	—	—		—

Secondary Offering

Fees to Be Paid	Equity	Series A Common Stock	457(c)	198,175,592(8)	$24.16(9)	$4,787,922,303	$0.0000927	$443,841

Fees Previously Paid	N/A	—	—	—	—	—	—	—

Discovery Communications Benelux B.V.

Fees to Be Paid	Debt	Debt Securities(1)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to Be Paid	Other	Warrants(1)(3)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to Be Paid	Other	Purchase Contracts (1)(5)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to Be Paid	Other	Units (1)(6)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to Be Paid	Debt	Guarantees (1)(7)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	N/A	—	—	—	—	—		—

Discovery Communications, LLC

Fees to Be Paid	Debt	Debt Securities(1)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to Be Paid	Other	Warrants(1)(3)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to Be Paid	Other	Purchase Contracts (1)(5)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to Be Paid	Other	Units (1)(6)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to Be Paid	Debt	Guarantees (1)(7)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	N/A	—	—	—	—	—		—

Scripps Networks Interactive, Inc.

Fees to Be Paid	Debt	Debt Securities(1)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to Be Paid	Other	Warrants(1)(3)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to Be Paid	Other	Purchase Contracts (1)(5)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to Be Paid	Other	Units (1)(6)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to Be Paid	Debt	Guarantees (1)(7)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	N/A	—	—	—	—	—		—

WarnerMedia Holdings, Inc.

Fees to Be Paid	Debt	Debt Securities(1)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to Be Paid	Other	Warrants(1)(3)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to Be Paid	Other	Purchase Contracts (1)(5)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to Be Paid	Other	Units (1)(6)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to Be Paid	Debt	Guarantees (1)(7)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	N/A	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$4,787,922,303		$443,841

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$443,841

(1)

An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder or that are represented by depositary shares. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis. Securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder.

(3)	The warrants covered by this registration statement may be warrants for Series A common stock, preferred stock, depositary shares or debt securities issued by any registrant.

(4)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(5)

Each purchase contract will be issued under a purchase agreement and will obligate holders to purchase or sell to the applicable registrant and obligate the applicable registrant to sell to or purchase from the holders, a specified number of shares of Series A common stock, preferred stock, depositary shares or debt securities.

(6)

Units may be issued under a unit agreement and will represent an interest in one or more securities including shares of Series A common stock, preferred stock, depositary shares, debt securities, warrants or purchase contracts , in any combination, which may or may not be separable from one another.

(7)

Any of Warner Bros. Discovery, Inc., Discovery Communications Benelux B.V., Discovery Communications, LLC, Scripps Networks Interactive, Inc. and WarnerMedia Holdings, Inc. may guarantee any series of debt securities issued by any of the other registrants. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of such guarantees.

(8)

Represents the aggregate number of shares of the Warner Bros. Discovery, Inc. Series A common stock that may be sold by certain selling stockholders. Pursuant to Rule 416 under the Securities Act, the amount of Series A common stock being registered on behalf of the selling stockholders shall be adjusted to include any additional Series A common stock that may become issuable as a result of any stock split, stock dividend or similar transaction. With respect to the offering of shares of Series A common stock by the selling stockholders, the proposed maximum offering price per share will be determined from time to time in connection with, and at the time of, the applicable sale by the holder of such securities.

(9)

The Proposed Maximum Aggregate Offering Price Per Unit is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of Warner Bros. Discovery, Inc.’s Class A common stock, par value $0.01 per share, on the Nasdaq Global Select Market on April 18, 2022.